UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 10, 2019

AMPHENOL CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	APH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 10, 2019, Amphenol Corporation (the “Company”) issued and sold $900,000,000 aggregate principal amount of its 2.800% Senior Notes due 2030 (the “Notes”) pursuant to the Company’s Registration Statement on Form S-3 (No. 333-216789), including the related Prospectus dated March 17, 2017, as supplemented by the Prospectus Supplement dated September 4, 2019. The Notes were sold in an underwritten public offering pursuant to an underwriting agreement, dated September 4, 2019, by and between the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and MUFG Securities Americas Inc., as representatives of the several Underwriters named in Schedule A thereto.

The Company received net proceeds of approximately $891.4 million from the offering, after deducting the underwriting discounts and estimated offering expenses. The Company intends to use a portion of the net proceeds from the offering of the Notes to fund the consideration payable in its previously announced tender offers for any and all of the Company’s outstanding 3.125% senior notes due 2021 and any and all of the Company’s outstanding 4.00% senior notes due 2022. The Company intends to use any excess net proceeds from the offering of the Notes for general corporate purposes, including to partially reduce borrowings under the Company’s U.S. commercial paper program.

The Notes were issued pursuant to an indenture dated as of November 5, 2009 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), and certain of the terms of the Notes were established pursuant to an Officers’ Certificate dated September 10, 2019 (the “Officers’ Certificate”) in accordance with the Indenture. The Indenture and Officers’ Certificate contain certain covenants and events of default and other customary provisions.

The Notes bear interest at a rate of 2.800% per year. Interest on the Notes is payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2020. The Company will make each interest payment to the holders of record on the immediately preceding February 1 and August 1. The Notes will mature on February 15, 2030. Prior to November 15, 2029 (three months prior to the maturity date of the Notes), the Company may redeem, at its option, some or all of the Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, plus a “make-whole” premium. On or after November 15, 2029 (three months prior to the maturity date of the Notes), the Company may redeem, at its option, the Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption. The Notes are unsecured, unsubordinated and rank equally in right of payment with all of the Company’s other unsecured unsubordinated senior indebtedness and senior obligations.

The above descriptions of the Indenture, the Officers’ Certificate and the Notes are qualified in their entirety by reference to the Indenture, the Officers’ Certificate, the Notes, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

The exhibits to this Current Report on Form 8-K (except for Exhibit 104) are hereby incorporated by reference in the Registration Statement (No. 333-216789).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The foregoing terms and conditions of the Indenture, the Officers’ Certificate and the Notes described in Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of November 5, 2009, between Amphenol Corporation and The Bank of New York Mellon, as trustee (filed as Exhibit 4.1 to the Form 8-K filed on November 5, 2009)

4.2	Officers’ Certificate, dated September 10, 2019, establishing the Notes pursuant to the Indenture

4.3	Form of Global Note

5.1	Opinion of Latham & Watkins LLP regarding the legality of the Notes

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHENOL CORPORATION

By:	/s/ Craig A. Lampo
Craig A. Lampo
Senior Vice President and Chief Financial Officer

Date: September 10, 2019